UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SEGUE SOFTWARE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

On April 4, 2006, Segue Software, Inc. (the “Company”) mailed the following letter to its stockholders:

YOUR VOTE IS IMPORTANT

PLEASE VOTE YOUR PROXY TODAY

April 4, 2006

Dear Stockholder:

We have previously mailed to you proxy materials in connection with the Special Meeting of Stockholders of Segue Software, Inc. to be held on April 19, 2006. Your vote is requested for this important meeting.

According to our latest records, we have not yet received your proxy for this meeting. Our board has unanimously determined that the merger agreement and the merger were advisable and in the best interests of our stockholders, and has adopted the merger agreement and approved the merger. Our board unanimously recommends that our stockholders vote “FOR” approval of the merger agreement.

The approval of the merger agreement requires the affirmative vote of holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting to approve the merger agreement. Accordingly, the vote of all stockholders, large and small, is important. A failure to vote your shares will have the same effect as a vote against approval of the merger agreement. Please act today to vote your proxy and to avoid further solicitation costs to the Company.

We urge you to vote promptly – by voting by telephone, through the Internet, or by completing, signing, dating and returning the enclosed duplicate proxy or voting instruction form in the postage-paid return envelope provided. See additional instructions on the reverse side of this letter.

Thank you for your cooperation.

Sincerely,

JOSEPH K. KRIVICKAS

CHIEF EXECUTIVE OFFICER

YOUR VOTE IS IMPORTANT

Please help the Company save additional expense by voting promptly. Please refer to your proxy or voting instruction form for instructions. Street name stockholders: Your broker or bank cannot vote your shares on the merger agreement proposal unless it receives your specific instructions. Please vote your shares promptly. If you have any questions or need assistance voting your shares, please call our proxy solicitor, D. F. King & Co., Inc., toll-free at 1-888-605-1957.

3 EASY WAYS TO VOTE

Help the Company avoid the expense of further solicitation by voting today. You may use one of the following simple methods to vote your shares:

1.	Vote by Telephone. Call the toll-free number listed for this purpose on your proxy or voting instruction form. Have your control number listed on the form ready and follow the simple instructions.

2.	Vote by Internet. Go to the website listed on your proxy or voting instruction form. Have your control number listed on the form ready and follow the simple instructions.

3.	Vote by Mail. Mark, sign, date and return your proxy or voting instruction form in the postage-paid return envelope provided.

PLEASE ACT TODAY

Additional Information and Where to Find It

The Company filed a proxy statement with the Securities and Exchange Commission on March 17, 2006, which was mailed to the stockholders of the Company on or about March 17, 2006. The proxy statement contains important information about the Company, Borland, the proposed merger and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED MERGER AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors and security holders are able to obtain free copies of the proxy statement and other documents filed with the Securities and Exchange Commission by the Company and Borland through the website maintained by the Securities and Exchange Commission at www.sec.gov.

In addition, documents filed by the Company with the Securities and Exchange Commission, including filings that are incorporated by reference in the proxy statement, can be obtained, without charge, by directing a request to Segue Software, Inc., Doug Zaccaro, Treasurer, 201 Spring Street, Lexington, Massachusetts 02421 (Tel: (781) 402-1000). Documents filed by Borland with the Securities and Exchange Commission, including filings that are incorporated by reference in the proxy statement, can be obtained, without charge, by directing a request to Borland Investor Relations, Borland Software Corporation, 20450 Stevens Creek Blvd., Suite 800, Cupertino, CA 95014 or by emailing questions to SegueandBorland@segue.com.

The Company and Borland, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission on March 25, 2005, and its proxy statement for its 2005 annual meeting, as filed with the Securities and Exchange Commission on April 28, 2005. Information regarding Borland’s directors and executive officers is contained in Borland’s Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2004, as filed with the Securities and Exchange Commission on March 25, 2005 and March 30, 2005, respectively, and its proxy statement for its 2005 annual meeting, as filed with the Securities and Exchange Commission on April 8, 2005. Additional information regarding the interests of those participants may be obtained by reading the proxy statement regarding the proposed merger. INVESTORS AND SECURITY HOLDERS SHOULD READ THE PROXY STATEMENT AND OTHER DOCUMENTS TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION CAREFULLY BEFORE MAKING A DECISION.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of any such jurisdiction.